UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENERGY FOCUS, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

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ENERGY FOCUS, INC.
32000 Aurora Road, Suite B
Solon, Ohio 44139

December 6, 2019

Your vote is missing!

Dear Stockholder:

According to our latest records, we have not received your voting instructions. You previously received the proxy materials which describe the proxy proposals in detail. Please review them carefully.

Please respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials by returning your vote using one of the options described in the included materials. If sufficient votes are not cast in advance of the meeting, we may have to adjourn and reschedule, incurring additional cost.

Sincerely,

/s/ Tod A. Nestor
Tod A. Nestor
President, Chief Financial Officer and Secretary